REPORT ON SPECIAL SHAREHOLDER MEETING

On February 28, 2001, the shareholders of the [Funds] held a special meeting. The shareholders took the following actions at the meeting:

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                                                                  FULL MATURITY FIXED                 LIMITED MATURITY FIXED
                                                                   INCOME PORTFOLIO                      INCOME PORTFOLIO
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ACTION                                                VOTES CAST FOR   VOTES CAST  ABSTENTIONS/ VOTES CAST  VOTES CAST  ABSTENTIONS/
                                                        THE ACTION    AGAINST THE  BROKER-NON      FOR     AGAINST THE   BROKER-NON
                                                                        ACTION       VOTES      THE ACTION    ACTION       VOTES
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
To approve a proposed corporate management
agreement between the Fund and CCM Advisors, LLC.      3,794,903.834       0           0      5,106,526.513     0            0
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To approve proposed changes to the fundamental
investment restrictions of the investment portfolios
of the Fund (the "Portfolios") to permit each
Portfolio to pursue its investment objective by
investing all of its investable assets in another
open-end investment company that has the same          3,794,903.834       0           0      5,106,526.513     0            0
investment objective and substantially the same
investment policies and restrictions as a Portfolio
and to approve a Plan of Contribution to implement
the new structure.
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To approve certain other proposed changes to the       3,794,903.834       0           0      4,973,756.824 132.769.689      0
fundamental investment restrictions of the
Portfolios.
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
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                                                              DIVERSIFIED EQUITY PORTFOLIO              BALANCED PORTFOLIO
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ACTION                                                VOTES CAST FOR   VOTES CAST  ABSTENTIONS/ VOTES CAST  VOTES CAST  ABSTENTIONS/
                                                        THE ACTION    AGAINST THE  BROKER-NON      FOR     AGAINST THE   BROKER-NON
                                                                        ACTION       VOTES      THE ACTION    ACTION       VOTES
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
To approve a proposed corporate management
agreement between the Fund and CCM Advisors, LLC.      5,603,368.506       0      68,057.107  2,565,874.852     0            0
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To approve proposed changes to the fundamental
investment restrictions of the investment portfolios
of the Fund (the "Portfolios") to permit each
Portfolio to pursue its investment objective by
investing all of its investable assets in another
open-end investment company that has the same          5,603,368.506       0           0      2,565,874.852     0            0
investment objective and substantially the same
investment policies and restrictions as a Portfolio
and to approve a Plan of Contribution to implement
the new structure.*
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To approve certain other proposed changes to the       5,603,368.506       0           0      2,565,874.852     0            0
fundamental investment restrictions of the
Portfolios.
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
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                                                                                ALL FUNDS
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ACTION                                                 VOTES CAST FOR THE      VOTES CAST         ABSTENTIONS/
                                                             ACTION           AGAINST THE          BROKER-NON
                                                                                 ACTION              VOTES
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
To elect the following directors:
                                                      --------------------------------------------------------------
                                    Anthony J. Burke     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                     Frank A. Ehmann     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                  Richard John Evans     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                  Douglas D. Peabody     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                    John D. Oliverio     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                  Timothy G. Solberg     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                    Thomas J. Tucker     16,974,074.696            0               119,656.116
                                                      --------------------------------------------------------------
                                       John L. Yoder     16,974,074.696            0               119,656.116
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To ratify or reject the selection of Arthur
Andersen LLP as the Fund's independent public
accountants for the fiscal year ending
June 30, 2001                                            17,093,730.812            0                    0
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

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*     The shareholders voted separately for each fundamental investment restriction. The above amount represents an average of votes cast for each separate fundamental investment restriction.